Exhibit 4.15

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUBORDINATED INDENTURE GOVERNING THIS SUBORDINATED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 205(h) OF THE ELEVENTH SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 205(a) OF THE ELEVENTH SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 308 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT (A) IT IS NOT A PLAN (INCLUDING A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), AND AN ENTITY SUCH AS A COLLECTIVE INVESTMENT FUND, A PARTNERSHIP, A SEPARATE ACCOUNT WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF SUCH PLANS, AN INDIVIDUAL RETIREMENT ACCOUNT, A KEOGH PLAN FOR SELF-EMPLOYED INDIVIDUALS AND ANY OTHER PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) AND ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN WITHIN THE MEANING OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101 AS MODIFIED BY ERISA SECTION 3(42), OR (B) ITS PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION OF THE NOTES WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. IN ADDITION, EACH PURCHASER OR HOLDER OF THE NOTES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE OR HOLDING OF THE NOTES THAT SUCH PURCHASE, HOLDING AND SUBSEQUENT DISPOSITION IS NOT AND WILL NOT BE PROHIBITED UNDER SIMILAR RULES TO THE “PROHIBITED TRANSACTION” RULES OF ERISA OR SECTION 4975 OF THE CODE UNDER OTHER APPLICABLE LAWS OR REGULATIONS.

CUSIP: 174610AW5

ISIN: US174610AW56

GLOBAL NOTE

representing up to

$[ ]

2.638% Subordinated Notes due 2032

No.	$[ ]

Citizens Financial Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on September 30, 2032.

Interest Payment Dates: Beginning on September 30, 2021, March 30 and September 30 of each year

Record Dates: March 15 and September 15

Additional provisions of this Subordinated Note are set forth on the other side of this Subordinated Note.

IN WITNESS HEREOF, the Company has caused this Subordinated Note to be duly executed.

Dated:

CITIZENS FINANCIAL GROUP, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the within-mentioned Subordinated Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:

Name:
Title:

Dated:

Back of Subordinated Note

2.638% Subordinated Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Subordinated Indenture referred to below unless otherwise indicated.

1. INTEREST. Citizens Financial Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Subordinated Note at a rate per annum of 2.638% from September 30, 2020 until maturity, computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on this Subordinated Note (i) semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date to the Holder of record of this Subordinated Note on the 15th day preceding the applicable Interest Payment Date with respect to such Interest Payment Date (each, a “Record Date”). Interest on this Subordinated Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 30, 2021; provided that the first Interest Payment Date on this Subordinated Note shall be September 30, 2021.

2. METHOD OF PAYMENT. The Company will pay interest on this Subordinated Note to the Person that is the registered Holder of this Subordinated Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Subordinated Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to Defaulted Interest. The interest payment at maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Subordinated Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof or as may otherwise be in accordance with the Applicable Procedures of DTC and (b) all payments of principal, premium, if any, and interest with respect to certificated Subordinated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Subordinated Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SUBORDINATED INDENTURE. The Company issued the Subordinated Notes under a Subordinated Indenture, dated as of September 28, 2012 (the “Base Indenture”), as amended and supplemented by an Eleventh Supplemental Indenture, dated as of September 30, 2020 (the “Eleventh Supplemental Indenture,” and the Base Indenture, as amended and supplemented, including by the Eleventh Supplemental Indenture, the “Subordinated Indenture”), each between the Company and the Trustee. This Subordinated Note is one of a duly authorized issue of Subordinated Debt Securities of the Company designated as its “2.638% Subordinated Notes due 2032”. To the extent any provision of this Subordinated Note conflicts with the express provisions of the Subordinated Indenture, the provisions of the Subordinated Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Subordinated Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. The Company may, at its option, redeem the Subordinated Notes (i) in whole or in part at any time and from time to time on or after July 2, 2032 and (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event. Any such redemption of the Subordinated Notes shall be subject to the Company obtaining the prior approval of the Appropriate Federal Banking Agency, if then required under capital rules applicable to the Company.

(b) Redemption Price. In the case of any redemption of the Subordinated Notes, the redemption price shall be equal to 100% of the Outstanding principal amount of the Subordinated Notes to be redeemed, plus any accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Price in respect of the Subordinated Notes is not paid on the Redemption Date, interest on the Outstanding principal amount of the Subordinated Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(c) Redemption Procedures. Except as modified by Section 203 of the Eleventh Supplemental Indenture, any redemption of the Subordinated Notes under Section 203 of the Eleventh Supplemental Indenture is subject to the terms and conditions of Article XIII of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

7. DEFEASANCE. The Subordinated Notes will be subject to defeasance and covenant defeasance pursuant to Article XIV of the Base Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Subordinated Notes are in registered form without coupons in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Subordinated Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Subordinated Indenture. The Company need not exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption. Also, the Company need not exchange of register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Subordinated Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Subordinated Indenture or the Subordinated Notes may be amended or supplemented as provided in the Subordinated Indenture.

11. DEFAULTS AND REMEDIES. The only Events of Default with respect to the Subordinated Notes are set forth in Article V of the Base Indenture. If an Event of Default with respect to the Subordinated Notes occurs, the principal of all Outstanding Subordinated Notes and any accrued and unpaid interest thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Subordinated Indenture or the Subordinated Notes except as provided in the Subordinated Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Subordinated Notes notice of any default under the Subordinated Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Subordinated Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the Outstanding Subordinated Notes may on behalf of the Holders of all of the Subordinated Notes waive any past default or its consequences under the Subordinated Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Subordinated Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Subordinated Indenture, and the Company is required to give prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up or relating to the Company as a whole, whether voluntary or involuntary, or of any default with respect to any Senior Indebtedness that would prevent the Trustee from making any payment in respect of the Subordinated Notes under Section 1501 of the Base Indenture.

12. AUTHENTICATION. This Subordinated Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose until authenticated by the Trustee in accordance with the Subordinated Indenture.

13. GOVERNING LAW. THE SUBORDINATED INDENTURE AND THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

14. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Subordinated Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Subordinated Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-900-6758

Attention: Robin S. Elkowitz

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ________________________

Your Signature:
(Please sign exactly as your name appears on the face of this Subordinated Note)

Signature Guarantee*: _____________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial Outstanding principal amount of this Global Note is $[ ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian